Form N-SAR
Attachment for Item #77.C
Matters Submitted to a Vote of Security Holders

ECLIPSE FUNDS, INC.
811-06175
For Period Ended 10/31/2007

MainStay All Cap Growth Fund
MainStay All Cap Value Fund
MainStay Cash Reserves Fund
MainStay Conservative Allocation Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay Growth Equity Fund
MainStay Income Manager Fund
MainStay Indexed Bond Fund

MainStay Intermediate Term Bond Fund
MainStay Large Cap Opportunity Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay S&P 500 Index Fund
MainStay Short Term Bond Fund

(a)  The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (the “Special Meeting”) of MainStay VP Series Fund, Inc. (the “Fund”), was held on Friday, May 4, 2007 at 1:30 p.m. (Eastern time) at the offices of New York Life Investment Management LLC (“NYLIM”), 169 Lackawanna Avenue, Parsippany, New Jersey.

(b)	If the meeting involved the election of directors, state the name of each director elected at the meeting and the names of all other directors now in office;

The Directors elected on May 4, 2007 were Susan B. Kerley, Alan R. Latshaw, Peter Meenan, Richard H. Nolan, Jr., Richard S. Trutanic, Roman L. Weil, John A. Weisser, Jr. and Brian A. Murdock.  .

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.	To elect the following individuals to the Board of Directors of the Fund:

a.  Susan B. Kerley
b.  Alan R. Latshaw
c.  Peter Meenan
d.  Richard H. Nolan, Jr.
e.  Richard S. Trutanic
f.  Roman L. Weil
g.  John A. Weisser, Jr.
h.  Brian A. Murdock (Interested Director)

The above proposal was discussed in detail in the proxy statement.  No other business came before the special meeting.

With respect to each series of the Fund, the proposal listed above was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the Proposal presented before the special meeting held on May 4, 2007, were cast.  There were no votes cast in person at the meeting.

ECLIPSE FUNDS INC.
ALL CAP GROWTH FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
Proposal #1 - Election of Directors
a. Susan B. Kerley	8,810,148.103	723.272	648.000	8,811,519.375
b. Alan R. Latshaw	8,810,148.103	723.272	648.000	8,811,519.375
c. Peter Meenan	8,810,148.103	723.272	648.000	8,811,519.375
d. Richard H. Nolan, Jr.	8,810,148.103	723.272	648.000	8,811,519.375
e. Richard S. Trutanic	8,810,148.103	723.272	648.000	8,811,519.375
e. Roman L. Weil	8,810,148.103	723.272	648.000	8,811,519.375
f. John A. Weisser	8,810,148.103	723.272	648.000	8,811,519.375
g. Brian A. Murdock	8,810,148.103	723.272	648.000	8,811,519.375
ALL CAP VALUE FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	5,340,599.110	38,038.358	0.000	5,378,637.468
b. Alan R. Latshaw	5,340,599.110	38,038.358	0.000	5,378,637.468
c. Peter Meenan	5,340,599.110	38,038.358	0.000	5,378,637.468
d. Richard H. Nolan, Jr.	5,340,599.110	38,038.358	0.000	5,378,637.468
e. Richard S. Trutanic	5,340,599.110	38,038.358	0.000	5,378,637.468
e. Roman L. Weil	5,340,599.110	38,038.358	0.000	5,378,637.468
f. John A. Weisser	5,340,599.110	38,038.358	0.000	5,378,637.468
g. Brian A. Murdock	5,340,599.110	38,038.358	0.000	5,378,637.468
CASH RESERVES FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	405,842,523.727	646.000	1,075,644.000	406,918,813.727
b. Alan R. Latshaw	405,843,059.727	110.000	1,075,644.000	406,918,813.727
c. Peter Meenan	405,843,163.727	6.000	1,075,644.000	406,918,813.727
d. Richard H. Nolan, Jr.	405,843,059.727	110.000	1,075,644.000	406,918,813.727
e. Richard S. Trutanic	405,843,059.727	110.000	1,075,644.000	406,918,813.727
e. Roman L. Weil	405,843,053.727	116.000	1,075,644.000	406,918,813.727
f. John A. Weisser	405,841,829.727	1,340.000	1,075,644.000	406,918,813.727
g. Brian A. Murdock	405,841,725.727	1,444.000	1,075,644.000	406,918,813.727
CONSERVATIVE ALLOCATION FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	2,660,845.955	19,338.989	0.000	2,680,184.944
b. Alan R. Latshaw	2,660,845.955	19,338.989	0.000	2,680,184.944
c. Peter Meenan	2,660,845.955	19,338.989	0.000	2,680,184.944
d. Richard H. Nolan, Jr.	2,660,845.955	19,338.989	0.000	2,680,184.944
e. Richard S. Trutanic	2,660,845.955	19,338.989	0.000	2,680,184.944
e. Roman L. Weil	2,660,845.955	19,338.989	0.000	2,680,184.944
f. John A. Weisser	2,660,845.955	19,338.989	0.000	2,680,184.944
g. Brian A. Murdock	2,660,845.955	19,338.989	0.000	2,680,184.944
FLOATING RATE FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	73,888,979.742	71,460.657	202,970.000	74,163,410.399
b. Alan R. Latshaw	73,884,659.042	75,781.357	202,970.000	74,163,410.399
c. Peter Meenan	73,888,209.742	72,230.657	202,970.000	74,163,410.399
d. Richard H. Nolan, Jr.	73,888,289.270	72,151.129	202,970.000	74,163,410.399
e. Richard S. Trutanic	73,880,793.553	79,646.846	202,970.000	74,163,410.399
e. Roman L. Weil	73,888,979.742	71,460.657	202,970.000	74,163,410.399
f. John A. Weisser	73,887,182.570	73,257.829	202,970.000	74,163,410.399
g. Brian A. Murdock	73,880,846.353	79,594.046	202,970.000	74,163,410.399
GROWTH ALLOCATION FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	3,023,782.362	5,311.672	151.000	3,029,245.034
b. Alan R. Latshaw	3,020,323.411	8,770.623	151.000	3,029,245.034
c. Peter Meenan	3,023,799.629	5,294.405	151.000	3,029,245.034
d. Richard H. Nolan, Jr.	3,020,323.411	8,770.623	151.000	3,029,245.034
e. Richard S. Trutanic	3,020,323.411	8,770.623	151.000	3,029,245.034
e. Roman L. Weil	3,020,323.411	8,770.623	151.000	3,029,245.034
f. John A. Weisser	3,023,799.629	5,294.405	151.000	3,029,245.034
g. Brian A. Murdock	3,023,799.629	5,294.405	151.000	3,029,245.034
GROWTH EQUITY FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	1,575,314.128	0.000	0.000	1,575,314.128
b. Alan R. Latshaw	1,575,314.128	0.000	0.000	1,575,314.128
c. Peter Meenan	1,575,314.128	0.000	0.000	1,575,314.128
d. Richard H. Nolan, Jr.	1,575,314.128	0.000	0.000	1,575,314.128
e. Richard S. Trutanic	1,575,314.128	0.000	0.000	1,575,314.128
e. Roman L. Weil	1,575,314.128	0.000	0.000	1,575,314.128
f. John A. Weisser	1,575,314.128	0.000	0.000	1,575,314.128
g. Brian A. Murdock	1,575,314.128	0.000	0.000	1,575,314.128
INCOME MANAGER FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	15,428,193.809	348,669.903	364.000	15,777,227.712
b. Alan R. Latshaw	15,428,193.809	348,669.903	364.000	15,777,227.712
c. Peter Meenan	15,428,193.809	348,669.903	364.000	15,777,227.712
d. Richard H. Nolan, Jr.	15,428,193.809	348,669.903	364.000	15,777,227.712
e. Richard S. Trutanic	15,423,808.025	353,055.687	364.000	15,777,227.712
e. Roman L. Weil	15,428,193.809	348,669.903	364.000	15,777,227.712
f. John A. Weisser	15,428,193.809	348,669.903	364.000	15,777,227.712
g. Brian A. Murdock	15,428,193.809	348,669.903	364.000	15,777,227.712
INDEXED BOND FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	16,985,781.161	674,825.964	20,368.000	17,680,975.125
b. Alan R. Latshaw	17,660,607.125	0.000	20,368.000	17,680,975.125
c. Peter Meenan	17,660,509.851	97.274	20,368.000	17,680,975.125
d. Richard H. Nolan, Jr.	17,660,607.125	0.000	20,368.000	17,680,975.125
e. Richard S. Trutanic	17,658,120.196	2,486.929	20,368.000	17,680,975.125
e. Roman L. Weil	16,985,683.887	674,923.238	20,368.000	17,680,975.125
f. John A. Weisser	17,660,607.125	0.000	20,368.000	17,680,975.125
g. Brian A. Murdock	17,660,607.125	0.000	20,368.000	17,680,975.125
INTERMEDIATE TERM BOND FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	8,766,819.082	2,481.686	0.000	8,769,300.768
b. Alan R. Latshaw	8,766,819.082	2,481.686	0.000	8,769,300.768
c. Peter Meenan	8,766,819.082	2,481.686	0.000	8,769,300.768
d. Richard H. Nolan, Jr.	8,766,819.082	2,481.686	0.000	8,769,300.768
e. Richard S. Trutanic	8,766,819.082	2,481.686	0.000	8,769,300.768
e. Roman L. Weil	8,766,819.082	2,481.686	0.000	8,769,300.768
f. John A. Weisser	8,766,819.082	2,481.686	0.000	8,769,300.768
g. Brian A. Murdock	8,766,819.082	3,120.730	0.000	8,769,300.768
LARGE CAP OPPORTUNITY FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	478,119.335	0.000	0.000	478,119.335
b. Alan R. Latshaw	478,119.335	0.000	0.000	478,119.335
c. Peter Meenan	478,119.335	0.000	0.000	478,119.335
d. Richard H. Nolan, Jr.	478,119.335	0.000	0.000	478,119.335
e. Richard S. Trutanic	478,119.335	0.000	0.000	478,119.335
e. Roman L. Weil	478,119.335	0.000	0.000	478,119.335
f. John A. Weisser	478,119.335	0.000	0.000	478,119.335
g. Brian A. Murdock	478,119.335	0.000	0.000	478,119.335
MODERATE ALLOCATION FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	5,786,482.598	9,379.615	0.000	5,795,862.213
b. Alan R. Latshaw	5,786,088.859	9,773.354	0.000	5,795,862.213
c. Peter Meenan	5,786,482.598	9,379.615	0.000	5,795,862.213
d. Richard H. Nolan, Jr.	5,786,088.859	9,773.354	0.000	5,795,862.213
e. Richard S. Trutanic	5,786,482.598	9,379.615	0.000	5,795,862.213
e. Roman L. Weil	5,786,088.859	9,773.354	0.000	5,795,862.213
f. John A. Weisser	5,786,482.598	9,379.615	0.000	5,795,862.213
g. Brian A. Murdock	5,786,088.859	9,773.354	0.000	5,795,862.213
MODERATE GROWTH ALLOCATION FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	5,361,967.317	46,651.662	0.000	5,408,618.979
b. Alan R. Latshaw	5,370,962.374	37,656.605	0.000	5,408,618.979
c. Peter Meenan	5,370,962.374	37,656.605	0.000	5,408,618.979
d. Richard H. Nolan, Jr.	5,371,915.320	36,703.659	0.000	5,408,618.979
e. Richard S. Trutanic	5,371,243.213	37,375.766	0.000	5,408,618.979
e. Roman L. Weil	5,371,915.320	36,703.659	0.000	5,408,618.979
f. John A. Weisser	5,370,962.374	37,656.605	0.000	5,408,618.979
g. Brian A. Murdock	5,371,915.320	36,703.659	0.000	5,408,618.979
SHORT TERM BOND FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	5,892,322.045	0.000	0.000	5,892,322.045
b. Alan R. Latshaw	5,892,322.045	0.000	0.000	5,892,322.045
c. Peter Meenan	5,892,322.045	0.000	0.000	5,892,322.045
d. Richard H. Nolan, Jr.	5,892,322.045	0.000	0.000	5,892,322.045
e. Richard S. Trutanic	5,892,322.045	0.000	0.000	5,892,322.045
e. Roman L. Weil	5,892,322.045	0.000	0.000	5,892,322.045
f. John A. Weisser	5,892,322.045	0.000	0.000	5,892,322.045
g. Brian A. Murdock	5,892,322.045	0.000	0.000	5,892,322.045
S&P 500 INDEX FUND	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	TOTAL
a. Susan B. Kerley	35,006,165.191	11,645.249	1,212.000	35,019,022.440
b. Alan R. Latshaw	35,006,165.191	11,645.249	1,212.000	35,019,022.440
c. Peter Meenan	35,005,762.040	12,048.400	1,212.000	35,019,022.440
d. Richard H. Nolan, Jr.	35,006,165.191	11,645.249	1,212.000	35,019,022.440
e. Richard S. Trutanic	35,006,165.191	11,645.249	1,212.000	35,019,022.440
e. Roman L. Weil	35,005,762.040	12,048.400	1,212.000	35,019,022.440
f. John A. Weisser	35,006,165.191	11,645.249	1,212.000	35,019,022.440
g. Brian A. Murdock	35,006,165.191	11,645.249	1,212.000	35,019,022.440

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